Exhibit 23.6

TBPE REGISTERED ENGINEERING FIRM F-1580 633 17TH STREET SUITE 1700 DENVER, COLORADO 80202 TELEPHONE (303) 339-8110

CONSENT OF RYDER SCOTT COMPANY, L.P.

We hereby consent to the references to our firm in this registration statement on Form S-4 of Parsley Energy, Inc. and any amendments thereto (the “Registration Statement”) and to the incorporation by reference in the Registration Statement of our report dated January 16, 2019, with respect to the estimates of proved reserves, future production and income attributable to certain leasehold and royalty interests of Jagged Peak Energy LLC as of December 31, 2018 and data extracted therefrom. We hereby further consent to the use of our name in the “Experts” section of the related prospectus, which constitutes a part of such Registration Statement.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Denver, Colorado

November 4, 2019

1100 LOUISIANA, SUITE 4600         HOUSTON, TEXAS 77002-5294         TEL (713) 651-9191         FAX (713) 651-0849

SUITE 800, 350 7TH AVENUE, S.W. CALGARY, ALBERTA T2P 3N9         TEL (403) 262-2799         FAX (403) 262-2790